Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Apricus Biosciences, Inc. on Forms S-3 (Nos. 333-148060, 333-107137, 333-122114, 333-117717, 333-125565,  333-140110, 333-152591, 333-132611, 333-111894, 333-105509, 333-165958, 333-165960, 333-178592, 333-178832, 333-96813, 333-46967 and 333-91957) and Forms S-8 (Nos. 333-152284, 333-138598, 333-174392, 333-167365 and 333-93435) of our report dated March 31, 2010, on our audit of the consolidated financial statement for the year ended December 31, 2009, which report is included in this Annual Report on Form 10-K..  Such report includes an uncertainty paragraph with respect to the ability of Apricus Biosciences, Inc. and Subsidiaries to continue as a going concern. We were not engaged to audit, review, or apply any procedures to the adjustments relating to the 15 to 1 reverse stock split described in Note 1 to the consolidated financial statements and, accordingly, we do not express an opinion or any other form of assurance about whether such adjustments are appropriate and have been properly applied. Those adjustments were audited by EisnerAmper LLP.

/s/ Amper, Politziner & Mattia, LLP

Edison, New Jersey

March 13, 2012